Exhibit 99.1

FOR IMMEDIATE RELEASE

Roadrunner Transportation Systems Announces

Preferred Stock Investment, Credit Facility

Refinancing Plans and New Executive

Management Team

CUDAHY, Wis.—(BUSINESS WIRE)—May 2, 2017 — Roadrunner Transportation Systems, Inc. (“Roadrunner”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced an approximately $540 million redeemable preferred stock investment from affiliates of Elliott Management, a private investment firm which is an existing holder of approximately 8.6% of Roadrunner’s common shares.

Proceeds from Elliott Management’s investment were used to pay off and terminate the company’s senior credit facility and to provide working capital to support the company’s current operations and future growth. The company expects that approximately $240 million of the new preferred stock investment will soon be replaced with a new asset-based lending (“ABL”) facility with a group of commercial lenders, which may include members of the company’s previous bank group.

Roadrunner also announced a new executive management team of Curt Stoelting, Chief Executive Officer; Mike Gettle, President and Chief Operating Officer; Scott Cousins, Chief Information Officer; and Bob Milane, General Counsel and Chief Compliance Officer. Roadrunner anticipates hiring a chief financial officer in the near future. Mark DiBlasi, former Chief Executive Officer, will serve on an interim basis as Vice Chairman of the Board.

“I am excited about the opportunity to continue to work with Mike, Scott, Bob and the rest of our talented management team and team members at Roadrunner,” said Curt Stoelting, Chief Executive Officer. “Now that we have stable long-term financing in place, we can focus our efforts on improving our operations and pursuing new opportunities which will better allow us to serve our customers, partner with our key vendors and drive long-term value for our shareholders.”

Stoelting continued, “The new preferred stock investment gives Roadrunner a strong financial platform for today and the future. It also deepens our relationship with Elliott Management, who will now serve as a valued advisor and financial partner. We look forward to working with the team from Elliott Management in the years ahead.”

“We are excited to have the opportunity to work closely with Roadrunner and its management team and by the significant opportunity to create value for shareholders over the years to come,”

said Dave Miller, Senior Portfolio Manager and Head of US Restructuring at Elliott Management.

Preferred Stock Investment

As stated above, a portion of the preferred stock investment serves as a short-term bridge to allow the company to complete an ABL facility. If an ABL facility is not in place within 90 days of closing, this preferred stock investment would convert into a first lien secured note due July 2019.

The remaining $300 million preferred stock investment is structured in four series, which have terms of either six or eight years and provide a dividend rate based on current LIBOR of between 8.75% and 16.50%, depending on certain leverage ratios and other factors. A portion of the dividends can be paid in kind at the company’s option. The preferred stock has no financial covenants.

The company has certain redemption rights including the option to redeem a $90 million series of preferred stock with proceeds from an asset sale or potentially convert that same amount into a second lien, five and one-half year secured note which would have no amortization. There are redemption and liquidation premiums in certain of the series of the preferred stock which would increase Elliott Management’s overall return, including a 65% liquidation premium on a $55 million preferred stock series.

In addition, one series of the preferred stock, combined with warrants issued as part of the transaction, effectively provide Elliott Management with a 5% common equity economic interest in the company. Finally, subject to regulatory approval, Elliott Management will have the right to appoint up to two board members.

Full details of the transaction will be contained in a current report on Form 8-K that the company will file with the U.S. Securities and Exchange Commission.

New Executive Management Team Highlights

Curt Stoelting, Chief Executive Officer

•	Joined Roadrunner in early 2016 as President and Chief Operating Officer; previously served as CEO of RC2 Corp from 2003 to 2011 and at TOMY International for two years after they acquired RC2; began career as audit and financial consultant with Arthur Andersen

Mike Gettle, President and Chief Operating Officer

•	Joined Roadrunner in 2016 as Executive Vice President; previously served as Americas CEO of market-research firm TNS, a $2-billion division of British multinational WPP plc; earlier was Executive Vice President and CFO of sister firm Millward Brown

Scott Cousins, Chief Information Officer

•	Joined Roadrunner in January 2017 as CIO; held previous CIO positions at specialty food distributor KeHe and NCH Marketing Services; earlier served as Senior Vice President of Information Technology at IndyMac Bank and as Associate Partner at Accenture

Bob Milane, General Counsel and Chief Compliance Officer

•	Joined Roadrunner in 2014 and recently served as Executive Vice President for Risk Management and General Counsel (in his new role Milane remains responsible for risk management); previously served as Managing Director for Risk Management at FedEx Ground and Assistant Vice President of Risk Management for Canal Insurance

Other Matters

The company is in the final stages of completing its 2016 fourth quarter and restated prior period financial statements. These financial results, as well as the 2017 first quarter results, will be issued as soon as possible at which time the company will hold an investor call to discuss the results and related business matters.

About Roadrunner Transportation Systems, Inc.

Roadrunner is a leading asset-right transportation and asset-light logistics service provider offering a full suite of solutions under the Roadrunner Freight, Roadrunner Express, Roadrunner Temperature Controlled, Roadrunner Truckload Plus, Roadrunner Intermodal Services and Ascent Global Logistics® brands. The Roadrunner brand offers solutions including less-than-truckload, air and ground domestic and cross-border expedite, dry van and temperature controlled truckload logistics and intermodal services. The Ascent Global Logistics brand offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding the working capital needs of Roadrunner; the levels of business activity of Roadrunner; and the timing and ability to obtain a new ABL facility. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on our current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements, to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, the level of customer demand for Roadrunner’s services; the continued compliance by Roadrunner with the credit facility, including the amendment; the agreement of the lender group to complete a long-term loan amendment; and the volatility of Roadrunner’s stock price. In addition, please refer to the risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Contact

Roadrunner Transportation Systems, Inc.

Betty Kujawa

414-615-1631

Reputation Partners

Marilyn Vollrath

414-376-8834

ir@rrts.com